EXHIBIT 10.1

FIRST AMENDMENT AGREEMENT

among

QC HOLDINGS, INC., as Borrower

and

THE BANKS THAT ARE PARTIES HERETO

and

U.S. BANK NATIONAL ASSOCIATION, as Agent and Arranger

OCTOBER 30, 2006

FIRST AMENDMENT AGREEMENT

This First Amendment Agreement (this “Agreement”), is made and entered into as of October 30, 2006, by and between QC HOLDINGS, INC., a Kansas corporation (the “Borrower”), the Banks that are parties hereto (being hereinafter referred to individually as a “Bank” or collectively as the “Banks”), and U. S. BANK NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”).

RECITALS

A. On January 19, 2006, the Borrower, the Banks and the Agent entered into a Credit Agreement (the “Credit Agreement”) pursuant to which the Banks agreed to make a revolving credit facility available to the Borrower, and in conjunction therewith, the Borrower executed certain Promissory Notes (Revolving Loan) payable to the Banks, each dated January 19, 2006 (the “Notes”).

B. The repayment of the Notes is secured by certain assets of the Borrower and its Subsidiaries referred to as the “Collateral” in the Credit Agreement, which is more particularly described in the Security Agreement, the Pledge Agreements and the Subsidiary Security Agreements (as each term is defined in the Credit Agreement), each dated as of January 19, 2006 (collectively, the “Security Instruments”).

C. The Borrower acknowledges (i) the Banks are presently the holders of the Notes, (ii) the Borrower’s liability to pay the Notes according to their terms, and (iii) the Borrower’s obligation to maintain, perform and comply with the terms and conditions of the Loan Documents (as such term is defined in the Credit Agreement).

D. The Borrower, the Agent and the Banks acknowledge that the Borrower will likely fail to maintain the required Fixed Charge Coverage Ratio referenced in Section 7.02(b) of the Credit Agreement as of the determination date of September 30, 2006 (the “Anticipated Default”).

E. The parties enter into this Agreement to amend certain terms and conditions of the Credit Agreement and to provide for the waiver by the Agent and the Banks of the Anticipated Default.

NOW THEREFORE, the Agent, the Banks and the Borrower for good, sufficient and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1. Amendments to the Credit Agreement. The Credit Agreement is amended as follows:

(a) The definition of the term “Distributions” contained in Section 1.01 is deleted and the following definition is inserted in lieu thereof:

“Distribution” means any declaration, payment or setting apart of any sum for payment of any dividend (except a dividend payable in common stock of the Borrower) on, or any distribution (except a distribution in common stock of the Borrower) in respect of, any shares of capital stock of the Borrower.

(b) The definition of “Operating Cash Flow” contained in Section 1.01 is deleted and the following definition is inserted in lieu thereof:

“Operating Cash Flow” means, for the determination period, the sum of (i) EBITDA, plus (ii) Operating Lease Expense, minus (iii) Maintenance Capital Expenditures, minus (iv) Income Tax Expense, minus (v) the value or amount of a Distribution.

(c) The definition of the term “Restricted Payment” contained in Section 1.01 is deleted.

(d) A definition of the term “Cash Operating Expenses” is added to Section 1.01 as follows:

“Cash Operating Expenses” means the sum of Regional Expenses and Corporate Expenses, as each such item is shown on the financial statements of the Borrower.

(e) The provision contained in Subsection 7.02(k) is deleted and the following provision is inserted in lieu thereof:

(k) Restricted Payments. Make or commit to make (i) any Distribution if a Default or Event of Default has occurred and is continuing or would result from the proposed Distribution, or (ii) the redemption, repurchase, retirement or other acquisition of (or the setting apart of any sum in respect of any of the foregoing actions) shares of capital stock of the Borrower or warrants, rights or options to purchase or acquire shares of any capital stock of the Borrower (other than an exchange of capital stock of the Borrower for other shares of capital stock of the Borrower) if, a Default or Event of Default has occurred and is continuing or would result from any of the foregoing, or would result in the redemption, repurchase, retirement, acquisition of shares of capital stock or a warrant, right or option to purchase shares of capital stock in an aggregate amount in excess of $30,000,000.00 from and after July 14, 2004.

(f) The following provision is added as Subsection 7.02(o):

(o) Amendment to or Creation of Stock Repurchase Program. Make any modification or amendment to its existing stock repurchase program to increase the aggregate authorization for stock repurchases to an amount in excess of $30,000,000.00 or create or institute any new stock repurchase program.

(g) The following provision is added as Subsection 7.02(p):

(p) Redemption of Stock. Prior to the redemption, repurchase, retirement or acquisition of capital stock or the issuance of any warrant,

right or option to purchase or acquire capital stock in a transaction that exceeds $1,000,000.00, the Borrower shall provide to the Agent pro forma financial statements as of the end of the most recently completed fiscal quarter (together with calculation of the financial covenants contained in Section 7.02 and a calculation of the minimum liquidity of the Borrower as referenced in item (ii) below), in form and content acceptable to the Agent, which evidence that the making or committing to make any of the foregoing actions will not result in (i) a violation of any financial covenant contained in Section 7.02 of this Agreement or (ii) the sum of the amount available to lend as shown on the most recent Borrowing Base Certificate plus the amount of cash and Cash Equivalents owned by the Borrower and its Subsidiaries which are not included in the Borrowing Base to be less than six (6) months of Cash Operating Expenses.

3. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Agreement that (i) all amounts due and payable under the Notes as of the execution date shall have been paid, (ii) no Event of Default (other than the Anticipated Default) shall exist under the Notes, the Credit Agreement, or any other Loan Document, and (iii) the Agent shall have received such other items as they may reasonably request.

4. Representations and Warranties. The Borrower hereby represents and warrants that (i) it has the authority to enter into this Agreement and, upon execution by the Borrower, this Agreement shall be an enforceable obligation of the Borrower, (ii) all representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents are true and correct as of the date of this Agreement, (iii) there have been no amendments or modifications to the Borrower’s organizational documents since such documents were certified and/or delivered to the Lender in connection with the closing of the Loan and (iv) no Default or Event of Default (other than the Anticipated Default) currently exists under the Loan Documents.

5. No Other Amendments. Except as expressly set forth herein, or necessary to incorporate the modifications and amendments herein, all the terms and conditions of the Notes, the Credit Agreement, the Security Instruments, and the other Loan Documents shall remain unmodified and in full force and effect, and the Borrower confirms, reaffirms and ratifies all such documents and agrees to perform and comply with the terms and the conditions of the Loan Documents, as amended herein.

6. No Impairment. Nothing in this Agreement shall be deemed to or shall in any manner prejudice or impair the Loan Documents, or any security granted or held by the Banks for the indebtedness evidenced by the Notes.

7. Waiver of Anticipated Default. The Agent and the Banks hereby waive, in advance, any rights or remedies to which they may be entitled on account of the actual occurrence of the Anticipated Default. This waiver is a one-time waiver and shall not result in a waiver with respect to any other Default or Event of Default which may now or hereafter exist or obligate the Agent or the Banks to issue a waiver of a Default or Event of Default arising in the future.

8. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Kansas.

10. Waiver of Claims and Defenses. The Borrower hereby waives and releases any and all claims, defenses or rights of set-off, known or unknown, existing as of the execution date, which in any manner arise out of or relate to any Loan Document.

11. Fees and Expenses. The Borrower agrees to pay and reimburse the Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, filing, enforcement and administration of this Agreement including, without limitation, the fees and expenses of counsel to the Agent.

12. Counterparts. This Agreement may be executed in counterparts and when combined all such counterparts shall constitute one agreement.

13. Waiver of Jury Trial. Any controversy or claim between or among the parties hereto arising out of or relating to this Agreement shall be controlled by the provisions with respect to waiver of trial by jury contained in the Loan Documents previously delivered by such parties.

14. NO ORAL AGREEMENTS. THIS IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN THE BORROWER, THE AGENT AND THE BANKS AND SUCH WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN THE BORROWER, THE AGENT AND BANKS.

ANY ADDITIONAL NON-STANDARD TERMS OF THE CREDIT AGREEMENT AND THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL CREDIT AGREEMENT BETWEEN THE BORROWER, THE AGENT AND BANKS IS SET FORTH IN THE SPACE BELOW:

NONE

BORROWER, THE AGENT AND BANKS AFFIRM THAT NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN THEM EXISTS.

Please initial

________________    ____________

________________    ____________

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Agent, the Borrower and the Banks have executed this Agreement as of the day and year first above written.

AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Timothy Petty
Timothy Petty
Senior Vice President

IN WITNESS WHEREOF, the Agent, the Borrower and the Banks have executed this Agreement as of the day and year first above written.

BORROWER:

QC HOLDINGS, INC., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

IN WITNESS WHEREOF, the Agent, the Borrower and the Banks have executed this Agreement as of the day and year first above written.

BANKS:

U. S. BANK NATIONAL ASSOCIATION

By:	/s/ Timothy Petty
Timothy Petty
Senior Vice President

IN WITNESS WHEREOF, the Agent, the Borrower and the Banks have executed this Agreement as of the day and year first above written.

BANKS:

BANK MIDWEST, N.A.

By:
Name:
Title:

IN WITNESS WHEREOF, the Agent, the Borrower and the Banks have executed this Agreement as of the day and year first above written.

BANKS:

ENTERPRISE BANK & TRUST

By:
Name:
Title:

IN WITNESS WHEREOF, the Agent, the Borrower and the Banks have executed this Agreement as of the day and year first above written.

BANKS:

BANK OF OKLAHOMA, N.A.

By:
Name:
Title:

IN WITNESS WHEREOF, the Agent, the Borrower and the Banks have executed this Agreement as of the day and year first above written.

BANKS:

NATIONAL CITY BANK

By:
Name:
Title:

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS/PLEDGORS

Each of the undersigned guarantors and/or pledgors of collateral with respect to the obligations of the Borrower to the Agent and the Banks hereby (i) acknowledge and consent to the terms of the foregoing First Amendment Agreement, (ii) represents and warrants to the Agent and the Banks that there exists no default or event of default under any document delivered by it to the Agent or the Banks with respect to the Loan and (iii) reaffirms and ratifies the full force and effect of any guaranty agreement or security instrument delivered by it in connection with the Loan.

QC Financial Services, Inc.,
a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Properties, LLC, a Kansas limited liability company

By:	/s/ Don Early
Don Early
Manager

QC Financial Services of California, Inc., a California corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Financial Services of Texas, Inc.,
a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Advance, Inc., a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

Cash Title Loans, Inc., a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

15